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                                   Exhibit 99.3

                    Operating Agreement of ANC-Respire L.L.C.
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                             OPERATING AGREEMENT
                                      OF
                             ANC-RESPIRE, L.L.C.


This Operating Agreement of ANC-RESPIRE, L.L.C., an Illinois limited liability company (the "Company"), is adopted as of the first day of February, 1998, by AMERICAN NATIONAL CAN COMPANY ("ANCC"), and EPL TECHNOLOGIES, INC. ("EPL") being all the members of the Company (individually "Member" and collectively "Members").

1. Formation of Company. The Members are all the members of a limited liability company (the "Company") formed pursuant to the provisions of the Illinois Limited Liability Company Act (the "Act"), and the rights and liabilities of the Members shall be as provided in the Act, except as herein otherwise provided. The Company is being formed in connection with an Agreement (the "Marketing Agreement") dated the date hereof between the parties which provides for a cooperative marketing arrangement relating to flexible packaging materials for fresh produce.

2. Name. The Company shall be conducted under the name of ANC-RESPIRE, L.L.C., or such other name as the Members may from time to time select.

3. Principal Place of Business. The principal place of business of the Company shall be at Chicago, Illinois. The business of the Company also may be conducted at such other or additional place or places as may be designated by the Members.

4. Term of the Company. The Company shall commence on the date hereof and shall continue until dissolved pursuant to the terms of Paragraph 11(a) below.

5.    Purposes of the Company.  The purposes of the Company are:

      (a) To develop, manufacture or have manufactured, market and sell flexible packaging materials for the fresh produce market in the United States (the "Business"), provided that each of the Members may pursue activities outside the Business and such outside activities shall not constitute opportunities of the Company;

      (b) To engage in such other activities and do such other things as may be necessary, advisable or incidental to the carrying out of its purpose; and

      (c) To engage in any and all other lawful activities as the Members shall determine in accordance with the terms hereof.

6.    Capital Contributions and Percentage Interests.

      (a) Initial Contributions. The Members initially shall make the contributions described below:

                        ANCC        -           $100,000
                        EPL         -           $100,000

      (b) Initial Percentage Interests. The Initial Percentage Interests of the Members shall be as follows until such time as the Percentage Interests may be adjusted by unanimous agreement of the Members:

                        ANCC        -           50%
                        EPL         -           50%

      (c) Additional Capital Contributions. The Members may make additional capital contributions only upon the unanimous agreement of the Members.

7.    Distributions and Allocations.

      (a) Distributions. Cash distributions shall be made in the amounts and at the times determined by unanimous agreement of the Members. All cash distributions shall be made to the Members in proportion to their Percentage Interests.


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      (b)   Tax Allocations. Except as otherwise required by applicable provisions of tax law, Company taxable income and loss shall be allocated to the Members in proportion to their Percentage Interests.

8. Books of Account, Accounting and Reports, Fiscal Year, Tax Return, and Tax Election.

      (a) Books of Account. The Company's books and records shall be maintained by the Members at such place as they from time to time deem appropriate and each Member shall have access thereto at all reasonable times.

      (b) Accounting and Reports. As soon as reasonably practicable after the end of the Company's fiscal year, in sufficient time to permit the timely filing of income tax returns, the Company shall cause to be prepared and furnished to each Member financial statements for the Company for the year then ending an individual statement showing the amounts allocated to or allocated against each such Member during or in respect of such year, including any items of income, deductions, credit, or loss allocated to him for purposes of the Internal Revenue Code, and any applicable state of local income tax laws. The financial statements of the Company need not be audited.

      (c) Fiscal Year. The fiscal year of the Company shall end on the 31st day of December in each year.

      (d) Banking. All funds of the Company received from any and all sources shall be deposited in such separate checking and/or savings account or accounts as shall be determined by the Members.

      (e) Tax Returns. ANCC shall be the Tax Matters Partner and shall provide for the preparation and filing of all necessary tax returns or other filings required under any governmental authority.


9.    Management and Duties.

      (a)   Management. Except as otherwise provided herein and subject to
            Section 9(b) below, the management, operation and policy of the Company shall be and hereby is vested a Board of Managers consisting of two managers appointed by ANCC (the "ANCC Managers") and two Managers appointed by EPL (the "EPL Managers"). Once appointed, the Managers shall serve until their death, adjudicated incompetence, resignation or removal. The ANCC Managers may be removed or replaced at any time only by ANCC. The EPL Managers may be removed or replaced at any time only by EPL. Any action taken in the name of the Company must be approved by at least one ANCC Manager and one EPL Manager, subject to Section 9(b) below.

      (b) Actions in the name of the Company. No act shall be taken or sum expended or obligation incurred by the Company, with respect to any matter within the scope of any of the major decisions listed below, unless such act or expenditure or obligation has been approved in writing by all four Managers. The major decisions requiring such approval shall be the following:

            (1) joining or forming any partnership, limited liability company or corporation, or acquiring or transferring any interests therein;

            (2) purchase or sale of assets outside the ordinary course of business involving amounts in excess of $25,000;

            (3) mergers, consolidations, or other business combinations of the Company or any of its subsidiaries;

            (4) issuance or repurchase of Percentage interests or other equity of the Company or any subsidiary (or any options, warrants or other rights to acquire such Percentage Interests or other equity);

            (5) establishment and capitalization of any joint venture or other similar entity or operation;

            (6) material change of scope of the business of the company or any subsidiary;


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            (7)   distributions, dividends and the retention of significant
                  balances of cash or cash equivalents not required for working capital (it being understood that any cash balances in excess of working capital or other cash requirements will be distributed);

            (8) any transactions between the Company or any subsidiary and any of the Members or their affiliates;

            (9) issuance of any note, bond, indenture or other debt or the incurrence, assumption or guarantee of any indebtedness for borrowed money by the entity or any subsidiary;

            (10) grants of liens, pledges, mortgages or other security interests;

            (11)  adoption of employee benefit plans;

            (12)  choice of and changes in accounting and tax policies;

            (13) modification, termination or breach of any contracts material to the Company or any subsidiary;

            (14) adoption, amendment or repeal of any provision of the articles of organization or other governing document of the Company or any subsidiary;

            (15)  admission of any new members to the Company;

            (16) making any expenditure or incurring any obligation involving a sum in excess of $25,000 for any transaction or group of similar transactions;

            (17) any action outlined above with respect to any subsidiary or other entity in which the Company has an interest;

            (18) any action that requires approval of both Members pursuant to the Marketing Agreement; and

            (19) any other decision or action which by any provision of this Agreement is required to be approved or determined by the Members.

10.   Transfer of Interests.

      (a) Consent Required. No Member shall dispose of or encumber all or any part of its Company interest without the prior written approval of the other Member.

      (b) Right of First Refusal. If any Member wishes to transfer any portion of its Company interest, such interest must first be offered for sale to the other member on the same terms and conditions as the proposed transfer. The other Member may purchase all or any portion of the Company interest so offered on such terms in the same relative proportions as the Company interest held by it within 90 days of being notified by the transferor. Any transferee of any Company interest shall only have the rights of an assignee of the transferring Member's distributions, unless the transferee is admitted as a member of the Company.

11.   Dissolution of the Company.

      (a) Events Resulting in Dissolution. The Company shall be dissolved upon the earlier of (1) the written election of both Members and (2) termination of the Marketing Agreement.

      (b) Liquidation. In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate its assets. The Members shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. Any property distributed in kind in liquidation shall be valued and treated as thought the property were sold and the cash proceeds were distributed.

      (c) Distribution of Liquidation Proceeds. Upon liquidation, the assets of the Company shall be used and distributed in the following order:
            (a) to pay or provide pursuant to for the payment of all debts and liabilities of the Company to creditors who are not Members and all expenses of liquidation; (b) to pay or provide for the payment pro rata of all debts and liabilities of the Company to creditors who are Members; and (c) to be distributed to the Members in proportion to their Percentage Interests.


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      (d)   Liquidation Accounting. Within a reasonable time after the date the assets have been distributed in liquidation, the Members shall cause to be prepared and provided to each Member a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member's pro rate portion of distributions made pursuant to paragraph 11(c) hereof.

      (e) Termination. Upon the completion of liquidation of the Company and the distribution of all company assets, the Company shall terminate.

      (f) Name. Upon liquidation, ANCC shall have the sole right to the name "ANC" as ever used by the Company. EPL shall have the sole right to the name "RESPIRE" as ever used by the Company. ANCC and EPL shall jointly own the name "ANC-RESPIRE" and they each agree never to use such jointly owned name without the prior written consent of the other party.

12. Amendments. This Agreement may be amended at any time and from time to time only by a written instrument signed by all the Members.

13. Prior Agreements. This Agreement, together with the Marketing Agreement, constitutes the entire agreement between the parties with respect to the within subject matter and to that extent terminates and supersedes all previous agreements, whether written or oral, relating to the same subject matter.

IN WITNESS WHEREOF, the Members have adopted this Agreement as of the date and year first above written:

AMERICAN NATIONAL CAN COMPANY       EPL TECHNOLOGIES, INC.




By: /S/ Dennis Kester               By: /S/ Paul Devine
   -----------------------             ---------------------------
Dennis Kester                       Paul L. Devine
Senior Vice President,              Chairman and Chief Executive Officer
Plastic Packaging


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